UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2016

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2016, Mr. Perry Fish submitted his resignation to FXCM Inc. (the “Company”) from his position serving as an independent member of the Company’s Board of Directors (the “Board’) including any and all committee appointments, effective immediately. Mr. Fish’s resignation was for personal reasons and not as a result of any disagreements between him and the Company with respect to the Company’s operations, policies or practices.

Also on February 1, 2016, the Company’s Board, with the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Mr. Bryan I. Reyhani to serve as a member of the Board. The Board has determined that Mr. Reyhani is an independent director pursuant to the rules and regulations of the New York Stock Exchange.

Mr. Reyhani, 40, served as Vice President and General Counsel at Merrill Lynch from September 1999 until September 2003 where he represented the firm and its representatives in various securities industry disputes. Thereafter, from September 2003 until April 2012, Mr. Reyhani was a law partner at the firm of Loeb & Loeb LLP during which time his practice primarily focused on arbitration, litigation and regulatory disputes involving financial services firms. In April of 2012 Mr. Reyhani co-founded and continues to be a law partner at the law firm of Reyhani Nemirovsky LLP where Mr. Reyhani’s practice is primarily focused on matters before the SEC, FINRA, and other securities regulators. Additionally, in January 2014, Mr. Reyhani co-founded and currently serves as the Executive Director and General Counsel for SolidX Partners, Inc., a venture capital backed firm engaged in the blockchain and bitcoin capital markets, consulting services, and software development industry where Mr. Reyhani oversees the development of blockchain software applications for businesses and consumers. The Board believes Mr. Reyhani’s legal background in the securities regulation industry as well as his entrepreneurial leadership skills will be a valuable asset for the Company. Mr. Reyhani received his Bachelor of Arts in Political Science from Syracuse University and his law degree from Brooklyn Law School.

Mr. Reyhani will be compensated for his services at the same level as the other non-employee directors of the Company.

There is no family relationship between Mr. Reyhani and any of our other officers and directors. There are no understandings or arrangements between Mr. Reyhani and any other person pursuant to which he was selected as a director.

Except for the aforementioned arrangements, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Reyhani had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 8.01	Other Events.

On February 1, 2016, the Company issued a press release announcing Mr. Fish’s resignation and the subsequent appointment of Mr. Reyhani to the Board, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of February 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: February 1, 2016